Exhibit 99.2

Virtuix

Virtuix Selected by U.S. Air Force for AI Military Platform

Air Force SBIR Program Selects Virtuix for Development of Virtual Terrain Walk System
for Immersive Mission Planning and Tactical Decision-Making

AUSTIN, TEXAS – May 27, 2026 – Virtuix Holdings Inc. (NASDAQ: VTIX), a leading developer of full-body virtual reality systems, today announced that the company has been selected by the U.S. Air Force for Phase I funding under the AFWERX SBIR program to advance development of its Virtual Terrain Walk (“VTW”) platform for military mission planning and leader rehearsals.

The proposed platform leverages Virtuix’s omni-directional treadmill technology, immersive XR environments, spatial computing, and AI-driven terrain reconstruction to allow warfighters to physically “walk the terrain they will be fighting on” inside geo-specific virtual environments. The system is designed to support collaborative mission planning, terrain familiarization, and tactical decision-making for distributed teams of 12+ warfighters.

Unlike traditional mission planning tools that rely on static maps and screens, VTW enables soldiers to physically walk, run, and maneuver together in 360 degrees inside immersive virtual environments. The system uses AI-driven 3D reconstruction to convert camera footage of real-world locations into photorealistic virtual replicas within hours. Thanks to Omni One omni-directional treadmills, warfighters can then physically move around inside those environments without boundaries. Watch a demo video of VTW here.

“VTW is a revolutionary capability that the military does not have today,” said Joe Nolan, Retired Army Colonel and Director of Federal Business Development at Virtuix. “Virtuix is combining cutting-edge AI terrain reconstruction with immersive full-body movement to create a powerful new category of military training and mission planning technology. Warfighters can now get familiar with the battlefield before putting boots on the ground.”

Virtuix’s proprietary locomotion technology is protected by an expanding intellectual property portfolio that includes 26 U.S. patents, with additional patents pending. The company believes immersive, movement-based mission planning and rehearsal represents a rapidly emerging category within the broader defense simulation market, particularly as military organizations globally are increasingly investing in AI-enabled simulation, spatial computing, and immersive training technologies designed to improve readiness while reducing training costs and operational risk.

“This award validates the growing demand for our AI-enabled immersive training technology across the defense sector,” said Jan Goetgeluk, CEO of Virtuix. “We believe spatial computing, AI-driven terrain reconstruction, and full-body immersion represent the next generation of military simulation. This Phase I award provides a pathway to Phase II funding that typically exceeds $1 million and larger Phase III opportunities including sole-source government contracts without pre-defined limits.”

The SBIR selection builds on growing momentum for Virtuix in the defense market. The company recently announced deployments and partnerships across the U.S. Army, Air Force, Navy, and Marine Corps, including sales to the U.S. Air Force Academy and West Point, and leading the development a VR infantry training system for the U.S. Marine Corps Training and Education Command (TECOM). Virtuix also recently announced plans to pursue strategic acquisitions in the defense training sector to further accelerate its expansion across all branches of the U.S. military and abroad.

About Virtuix

Virtuix Inc. (NASDAQ: VTIX) is a leading manufacturer of full-body virtual reality systems for consumer, enterprise, healthcare, and defense markets. The company’s premier portfolio of “Omni” omni-directional treadmills enables users to walk and run in 360 degrees inside video games and other immersive virtual reality applications. With a commitment to innovation, Virtuix continues to push the boundaries of XR, spatial computing, and AI-driven immersive experiences. For more information, visit virtuix.com.

Please visit the Company’s new Investor Relations website at invest.virtuix.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “could,” “would,” “potential” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s plans to pursue strategic acquisitions, the potential benefits of any such acquisition, the expected synergies, the potential impact on revenues or shareholder value, and the Company’s position in the defense training market. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to identify, negotiate, and complete acquisitions on favorable terms or at all; the ability to successfully integrate any acquired business; risks related to government contracting, including contract cancellations, modifications, or funding changes; the uncertainties related to market conditions; and other factors discussed in the “Risk Factors” section of the Company’s registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward- looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

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Company Contact

Lauren Premo
Virtuix Inc.
press@virtuix.com

Investor Relations Contact

Chris Tyson
MZ Group

Direct: 949-491-8235

VTIX@mzgroup.us